"FORM OF"

                              RESERVE BANCORP, INC

                              Up to 694,313 Shares
                                       of
                                  Common Stock
                           ($0.10 Par Value Per Share)

                                $10.00 Per Share

                             SALES AGENCY AGREEMENT

                              ______________, 2002


Trident Securities, A Division
     of McDonald Investments, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

         Reserve Bancorp, Inc, a Pennsylvania corporation (the "Company"), and Mt. Troy Savings Bank, a Federally chartered savings bank (the "Bank"), hereby confirm as of the date above their respective agreements with Trident
Securities, a Division of McDonald Investments Inc., ("McDonald"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introduction. The Bank intends to convert from a Federally chartered mutual savings bank to a Federally chartered stock savings bank to be known as Mt. Troy Bank as a wholly-owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company, and the incorporation of the Company, collectively the "Conversion") pursuant to a plan of conversion adopted on November 7, 2001, (the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, $0.10 par value (the "Shares" or the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering") to certain depositors and borrowers of the Bank and the Bank's Employee Stock Ownership Plan (the "ESOP"). Shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a direct community offering, with preference being given to natural persons residing in Allegheny County, Pennsylvania (the "Community Offering") and, if necessary, through a syndicate of registered broker-dealers managed by McDonald in a syndicated community offering (the "Syndicated Community Offering"). The Subscription Offering, the Community Offering and the Syndicated Community Offering are

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collectively  referred  to as  the  "Offerings."  Purchases  of  Shares  in  the
Offerings are subject to certain limitations and restrictions as described in the Plan.

         The Company and the Bank have been advised by McDonald that it will utilize its best efforts to assist the Company and the Bank with the sale of the Shares in the Offerings. Prior to the execution of the Agreement, the Company has delivered to McDonald a prospectus dated as of the date hereof and all supplements thereto to be used in the Offerings. Such prospectus contains information with respect to the Company, the Bank, the Shares and the Conversion.

         2.       Representations and Warranties.

                  (a) The  Company  and the  Bank  (including  the  Bank's  only
                  subsidiary,            _______________________________________
                  ("Subsidiary")) jointly and severally represent and warrant to McDonald that:

                           (i) The  Company  has  filed  with the  Commission  a
                  registration statement, including a prospectus relating to the Offerings and exhibits, and an amendment or amendments thereto, on Form SB-2 (No._________) for the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the Company and the Bank, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the
                  Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the enforceable published policies, releases and actions of the Commission thereunder, hereinafter referred to as the "Securities Act Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

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                           (ii)  The Bank has  filed a Form AC  Application  for
                  Conversion, including exhibits (as amended or supplemented, the "Conversion Application") with the Office of Thrift Supervision (the "Office") under the Home Owners' Loan Act, as amended ("HOLA"), and the rules and regulations of the Office thereunder (the "Office Regulations"), which has been approved by the Office; and the Prospectus and the proxy statement for the solicitation of proxies from members of the Bank for the special meeting to approve the Plan ("Proxy Statement") included as part of the Conversion Application have been approved for use by the Office. The Company has filed with the Office the Company's application to acquire ownership of the
                  Bank  on  Form  H-(e)1-S   ("Holding   Company   Application")
                  promulgated   under  the  savings  and  loan  holding  company
                  provisions  of  the  HOLA  and  the  regulations   promulgated
                  thereunder and has received approval of its acquisition of the Bank from the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus or Proxy Statement, and no action by or before the Office or any court or other tribunal challenging or seeking to challenge the Office's approval of the use of the Prospectus or Proxy Statement or its approval of the Conversion Application or the Office's approval of the Holding Company application is pending, or to the best knowledge of the Company and the Bank, threatened.

                           (iii) As of the date hereof (i) the Registration Statement and the Prospectus comply to form in all material respects with the Securities Act and the Securities Act Regulations, (ii) the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information relating to McDonald furnished to the Company or the Bank by or on behalf of McDonald and expressly provided for use in the Registration Statement or Prospectus.

                           (iv) The Company is  incorporated  as a  Pennsylvania
                  corporation and the Bank is duly organized as a Federally chartered mutual savings bank under the laws of the United States. The Company is validly existing under the laws of Pennsylvania, with full power and authority to own its property and conduct its business as described in the
                  Registration Statement and Prospectus; the Bank is validly existing under the laws of the United States, with full power and authority to

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                  own its  property and conduct its business as described in the
                  Registration Statement and Prospectus; the Bank is a member of the Federal Home Loan Bank of Pittsburgh; and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Company and the Bank is qualified to
                  transact   business   as  a   foreign   corporation   in   all
                  jurisdictions  except  those  where   non-qualification  would
                  reasonably be expected not to have a Material  Adverse  Effect
                  on  the  condition   (financial  or  otherwise),   operations,
                  business, earnings or properties of the Company, the Bank and the Subsidiary considered as one enterprise ("Material Adverse Effect").

                           (v) The Bank owns of record and  beneficially  all of
                  the outstanding shares of the Subsidiary. The Subsidiary is a corporation duly organized, validly existing under the laws of the State of Pennsylvania with full power and authority to own its properties and conduct its business as described in the Prospectus. The Subsidiary is qualified to do business as a foreign corporation in all jurisdictions except those where nonqualification would not have a Material Adverse Effect. Neither the Company nor the Bank owns, directly or indirectly, more than fifteen percent of the outstanding capital stock or other equity interest of any business enterprise other than the Subsidiary.

                           (vi) The Company,  the Bank and the  Subsidiary  have
                  good and marketable title to all assets material to their respective businesses and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except for liens for ad valorem taxes not yet due, except as described in the Prospectus and except as do not, in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the operations of the Company, Bank or the Subsidiary, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

                           (vii) The Company,  the Bank and the Subsidiary  have
                  obtained  all   licenses,   permits  and  other   governmental
                  authorizations currently required for the conduct of their respective businesses except where the failure to obtain such licenses, permits and governmental authorizations would reasonably be expected not to have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the Subsidiary are complying therewith in all material respects.

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                           (viii) The execution  and delivery of this  Agreement
                  and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and this Agreement is a valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms except as the enforceability thereof may be limited by (a)
                  bankruptcy,    insolvency,     moratorium,     reorganization,
                  conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC; (b) general equity principles, regardless of whether such principles are applied in a proceeding in equity or at law; (c) laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against
                  public  policy  or  by  applicable  law,   including   without
                  limitation,  Section 23A of the Federal Reserve Act, 12 U.S.C.
                  Section 371c ("Section 23A").

                           (ix) Except as described in the Prospectus,  there is
                  no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank or the Subsidiary, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                           (x) The  Company  and the Bank  each  has all  power,
                  authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and, in the case of the Company, to issue and sell the Shares to be sold by it as provided herein, and in the case of the Bank, to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan (subject to the issuance of an amended charter in the form required for a Federally chartered stock savings bank ("Stock Charter"), the form of which is filed as an exhibit to the Conversion Application.

                           (xi) The  Company  and the  Bank  have  received  the
                  opinion  of  Malizia  Spidi & Fisch,  PC with  respect  to the federal income tax consequences of the Conversion to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company and the Bank have received the opinion of Malizia Spidi & Fisch, PC with respect to the state income tax consequences of the Conversion to the effect that the Conversion will not be a taxable transaction for the Bank or the Company under the laws of Pennsylvania; and the facts and representations provided by the Company

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                  and the Bank and relied upon in the rendering of such opinions are accurate and complete, and neither the Company nor the Bank have taken any action inconsistent therewith.

                           (xii) Neither the Company, the Bank nor the Subsidiary is in violation of any rule or regulation of the Office, the FDIC or any state department or agency regulating the banking or other activities of the Company, the Bank or the Subsidiary that has resulted or reasonably could result in any enforcement action against the Company, the Bank or the Subsidiary, or their officers or directors, that could reasonably be expected to have a Material Adverse Effect.

                           (xiii) FinPro, Inc., the firm that prepared the independent appraisal included in the Conversion Application, is independent with respect to the Company, the Bank and the Subsidiary within the meaning of the Office Regulations. The Company and the Bank believe such firm to be experienced and expert in providing appraisals of thrift institutions, and nothing has come to the attention of the Company or the Bank which has caused either of them to believe that the appraisal included in the Conversion Application was not prepared in accordance with the requirements of the Office Regulations.

                           (xiv) Stokes & Hinds,  LLC,  the firm that  certified
                  the consolidated financial statements for the two year period ended September 30, 2001 of the Bank filed as part of the Registration Statement and the Conversion Application is independent with respect to the Company, the Bank and the Subsidiary as required by the Securities Act, the Securities Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, Title 12 of the Code of Federal Regulations Parts 563c and nothing has come to the attention of the Company or the Bank which has caused either of them to believe that such firm is not independent within the meaning of such provisions.

                           (xv) The consolidated financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Bank on a consolidated basis at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Office Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are

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                  consistent  with financial  statements and other reports filed by the Bank with the Office, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

                           (xvi) There has been no material adverse change in the condition (financial or otherwise), results of operations, business, assets or properties, of the Company, the Bank and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company, the Bank and the Subsidiary conform in all material aspects to the descriptions thereof contained in the Prospectus. None of the Company, the Bank and the Subsidiary, has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                           (xvii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or the Subsidiary pursuant to any of the terms, provisions or conditions of any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company, the Bank or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or is subject or any violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, lien, charge, encumbrance or violation would reasonably be expected to have a Material Adverse Effect; all agreements which are material to the financial condition, results of operations, business, assets or properties of the Company, the Bank and the Subsidiary, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company, the Bank or the Subsidiary would be alleged to be in default thereunder.

                           (xviii)  Neither  the  Company,   the  Bank  nor  the
                  Subsidiary is in violation of its respective charter or articles of incorporation or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the charter or articles of incorporation or bylaws of the Company, the Bank (in either mutual or stock form) or the Subsidiary, or violate, conflict with or constitute a

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                  material breach or default (or an event which,  with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company, the Bank or the Subsidiary is a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would reasonably be expected to have a Material Adverse Effect.

                           (xix) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, neither the Company, the Bank nor Subsidiary has issued any securities (expect for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus) which will remain issued at the Closing Date (as defined below) or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities incurred in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company, the Bank and Subsidiary, taken as a whole. (xx) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be as set forth in the Prospectus under the heading "Capitalization," and no equity securities of the Company shall be outstanding immediately prior to the Closing Date other than any shares of capital stock issued in connection with the formation of the Company, which shares shall be canceled on the Closing Date. The issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the Office and, when issued in accordance with the terms of the Plan and paid for as set forth in the Prospectus, shall be validly issued, fully paid and nonassessable and shall conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The issuance and sale of the capital stock of the Bank to the Company

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                  has been duly  authorized by all necessary  action of the Bank and the Company and all appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application and the Holding Company Application), and such capital stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

                           (xxi) No approval of any regulatory or supervisory or
                  other public authority is required of the Company and the Bank in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been obtained, except for the declaration of effectiveness by the Commission of any required post-effective amendment of the Registration Statement not yet filed, except as may be required by the "blue sky" or securities laws of various jurisdictions, and except as may be required by the conditions of the approval of the Conversion Application by the Office.

                           (xxii) All contracts and other documents  required to
                  be filed as exhibits to the Registration Statement, the Conversion Application or the Holding Company Application have been filed with the Commission, or the Office or both, as the case may be.

                           (xxiii) The Company, the Bank and the Subsidiary have
                  timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities; and the Company, the Bank and the Subsidiary have paid all taxes that have become due and, to the best knowledge of the Company and the Bank, have made adequate reserves for future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not reasonably be expected to have a Material Adverse Effect.

                           (xxiv) All of the loans  represented as assets of the
                  Bank as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part
                  226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, would not reasonably be expected to have a Material Adverse Effect.

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                           (xxv) The  records of  depositors,  account  holders,
                  borrowers and other members of the Bank delivered to McDonald by the Bank or its agent for use during the Conversion are believed to be accurate, reliable and complete in all material respects.

                           (xxvi) Neither the Company, the Bank nor the Subsidiary or, to the best knowledge of the Company and the Bank, the employees of the Company, the Bank or the Subsidiary, has made any payment of funds of the Company, the Bank or the Subsidiary prohibited by law, and no funds of the Company, the Bank or the Subsidiary have been set aside to be used for any payment prohibited by law.

                           (xxvii) To the best  knowledge of the Company and the
                  Bank,  the  Company,  the  Bank  and  the  Subsidiary  are  in
                  compliance with all laws, rules and regulations relating to environmental protection, and neither the Company, the Bank nor the Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for liabilities which, would not have a Material Adverse Effect. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company, the Bank or the Subsidiary relating to environmental protection. To the best knowledge of the Company and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, the Bank or the Subsidiary or, to the best knowledge of the Company and the Bank, except as disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company, the Bank or the Subsidiary or on any properties pledged to the Bank or the Subsidiary as security for any indebtedness that is 60 (sixty) days or more past due, except such disposal, release or discharge as would not reasonably be expected to have a Material Adverse Effect.

                           (xxviii) All documents delivered by the Company,  the
                  Bank or the Subsidiary or their representatives in connection with the issuance and sale of the Common Stock, except for those documents that were prepared by parties other than the Company, the Bank, the Subsidiary or their representatives, were, on the dates on which they were delivered, true, complete and correct in all material respects.

                           (xxix) At the Closing Date,  the Company and the Bank
                  will have completed the conditions precedent to, and will have conducted the Conversion in all material respects in accordance with, the Plan, the HOLA, and Office Regulations and all

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 11


                  other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office.

         3. Employment of McDonald; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ McDonald as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and McDonald hereby accepts such employment. The employment of McDonald hereunder shall terminate (a) forty-five (45) days after the Subscription Offering closes, unless the Company and the Bank, with the approval of the Office, if required, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

                  In the event the Company is unable to sell a minimum of 446,250 Shares (or such lesser amount as the Office may permit) within the period of McDonald's employment, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which they may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 3(c) and 3(d) below and Sections 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for will be made prior to the commencement of the Subscription Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

                  If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers for such Shares on or as soon as possible following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal executive office of the Bank or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

                  McDonald agrees either (a) upon receipt of an executed order form of a subscriber to forward to the Bank for deposit in a segregated account the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt of an order form by McDonald or (b) to solicit indications of interest in which event (i) McDonald will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to

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   of McDonald Investments, Inc.
_________________, 2002
Page 12


execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) McDonald will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) McDonald will debit accounts of such subscribers on the third business day ("Debit Date") following receipt of the confirmation referred to in (i), and (iv) McDonald will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the Debit Date for deposit in a segregated account. McDonald acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the Debit Date.

                  The Company and the Bank agree to pay McDonald the following compensation and expense reimbursement for its services hereunder as set forth in Exhibit A hereto.

                  (a) A management fee in the amount of $15,000, receipt of which is acknowledged.

                  (b) A  commission  fee  equal  to  two  percent  (2%)  of  the aggregate dollar amount of the shares sold in the subscription, community, and syndicated community offerings (excluding shares sold to the Bank's directors, executive officers, and their associates, as defined in the plan of conversion, and shares sold to the Bank's employee stock benefit plans), but not to exceed $105,000. For stock sold by other NASD member firms under a selected dealer agreement in a syndicated community offering, the commission paid to those firms shall not exceed an amount to be agreed upon jointly by Trident and the Bank which will reflect market requirements at the time of stock allocation in the syndicated community offering. All such fees shall be paid in next-day funds on the Closing Date.

                  (c) Periodic reimbursement for all reasonable allocable out-of-pocket expenses, including but not limited to travel, food, lodging and legal fees, incurred by McDonald whether or not the Conversion is consummated, not to exceed $45,000; provided, however, that neither the Company nor the Bank shall reimburse McDonald for any of the foregoing expenses accrued after McDonald shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that McDonald is in breach of this Agreement. Full reimbursement of McDonald shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from McDonald detailing its allocable expenses.

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   of McDonald Investments, Inc.
_________________, 2002
Page 13


                  (d) Reimbursement for any expenses of the Company and the Bank set forth in Section 6 hereof to the extent paid by McDonald on behalf of the Company or the Bank. Full reimbursement shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company and the Bank of a written request from McDonald detailing such expenses.

                  Notwithstanding the limitations on reimbursement of McDonald for its allocable expenses provided in subsection (c) above and notwithstanding any reimbursement of McDonald pursuant to subsection (d) above, in the event that a resolicitation or other event causes the Offerings to be extended beyond the original expiration date of the Subscription Offering, as set forth in the Prospectus, McDonald shall be reimbursed for its reasonable allocable expenses incurred during such extended period.

         4. Offering. Subject to the provisions of Section 7 hereof, McDonald is assisting the Company and the Bank on a best efforts basis in offering a minimum of 446,250 and a maximum of 603,750 Shares, subject to adjustment up to 694,313 Shares, in the Offerings, subject to such other adjustments as may be permitted by the Office. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5.       Further Agreements.

         5.1 The Company and the Bank jointly and severally covenant and agree that:

                  (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company, the Bank nor the Subsidiary will issue any securities (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus) which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the financial condition or operations of the Company, the Bank and the Subsidiary, taken as a whole.

                  (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offerings, the Company (i) will, if required by the Securities Act Regulations, promptly file with the Commission a post-effective

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Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 14


                  amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required by the Securities Act Regulations, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and McDonald.

                  (c) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date (other than shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion), and the certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations.

                  (d) Upon amendment of the Bank's charter and bylaws as provided in the Office Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a Federally chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

                  (e) The Company shall deliver to McDonald, from time to time, such number of copies of the Prospectus as McDonald reasonably may request. The Company authorizes McDonald to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

                  (f) The Company will notify McDonald immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 15


                  offering or sale in any jurisdiction, (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement and (v) of the issuance by the Office of any stop order relating to the Conversion or the use of the Prospectus or Proxy Statement or the initiation or threat of any proceedings for that purpose. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (g) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company, the Bank or the Subsidiary, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for McDonald after consultation with counsel for the Company and the Bank, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company shall prepare and furnish to McDonald a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for McDonald) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless McDonald has been first furnished a copy or to which McDonald shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as McDonald from time to time may reasonably request.

                  (h) The Company and the Bank will take all necessary action and furnish to appropriate counsel such information as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as McDonald and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 16


                  jurisdiction where such qualification or registration shall be effected, the Company, unless McDonald agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

                  (i) Appropriate entries will be made in the financial records of the Bank to establish a liquidation account in accordance with the Office Regulations.

                  (j) The Company will file a registration statement for the Common Stock under Section 12(b) or Section 12(g) of the Exchange Act, as applicable, prior to completion of the Offerings and shall request that such registration statement be effective upon or before completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three (3) years or for such shorter period as may be required by applicable law.

                  (k) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, copies of any Form 10-QSB or 10-KSB filed by the Company with the Commission.

                  (l) For a period of three (3) years from the date of this Agreement, the Company will furnish to McDonald, upon request and as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to McDonald (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as McDonald may reasonably request.

                  (m) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

                  (n) The Company will not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by McDonald.

                  (o) The Company and the Bank will advise McDonald as to the allocation of the deposits of the Bank's depositors and as to the allocation of votes of its voting members, and in the event of an oversubscription for Shares in the Offerings, will determine and provide McDonald with instructions as to the allocation of the Shares

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 17


                  to enable McDonald to determine and make the final allocations and such information shall be accurate, reliable and complete. McDonald shall be entitled to rely upon all such information and instructions given to it by the Company and the Bank and shall have no liability related to its reliance thereon, including, without limitation, any liability for or related to any denial or satisfaction of any subscription in whole or in part based on its good faith reliance on such information and instructions.

                  (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by McDonald in order for McDonald to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

                  (q) At the Closing Date, the Company and the Bank will have completed all conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, Office Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office.

                  (r) The Company will use its best efforts to assist McDonald in obtaining approval for and maintaining quotation of the Shares on the OTC Bulletin Board effective on or prior to the Closing Date.

                  (s) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without McDonald's prior written consent, any Shares other than as described in the Prospectus.

                  (t) The Company and the Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Subscription and Community Offerings on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the delivery of certificates for the Shares to subscribers or until refunds of such funds have been made to the persons entitled thereto in accordance with the Plan and as described in the Prospectus.

         6. Payment of Expenses. Whether or not the Conversion is consummated, the Company and the Bank shall pay all expenses of the Conversion, including, but not limited to, the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, the Office, state blue sky authorities and the NASD (including fees payable to the NASD for McDonald's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 18


taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Bank, (d) attorneys' fees relating to any required state blue sky laws research and filings, (e) telephone charges, (f) air freight, (g) rental equipment, (h) supplies, (i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) fees for appraisals and business plans, (l) conversion agent charges, (m) costs of printing and mailing all documents necessary in connection with the Conversion, and (n) slide production expenses in connection with any community investor meetings to be held in connection with the Conversion.

         7. Conditions of McDonald's Obligations. Except as may be waived in writing by McDonald, the obligations of McDonald as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder, and to the following conditions:

                  (a) On the Closing Date, McDonald shall receive the favorable opinion of Malizia Spidi & Fisch, PC, special counsel for the Company and the Bank, dated the Closing Date, addressed to McDonald, in form and substance satisfactory to counsel for McDonald and stating that:

                           (i) the  Company  has been duly  incorporated  and is
                  validly existing as a corporation under the laws of the State of Pennsylvania; the Bank is duly organized and validly existing as a mutual savings bank under the laws of the United States; the Subsidiary is duly organized and validly existing as a corporation under the laws of Pennsylvania and each of the Company, the Bank the Subsidiary have full power and authority to own their properties and conduct their businesses as described in the Prospectus;

                           (ii) the Bank is a member  of the  Federal  Home Loan
                  Bank of Pittsburgh, and the deposit accounts of the Bank are insured by the SAIF up to the applicable legal limits, and to such counsel's Actual Knowledge, no actions or proceedings are pending or threatened to revoke such membership or insurance coverage;

                           (iii) neither the Company nor the Bank is required to be registered as an investment company under the Investment Company Act of 1940;

                           (iv) to such counsel's Actual Knowledge,  each of the
                  Company, the Bank and the Subsidiary is qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, unless the failure to be so qualified would not

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 19


                  reasonably be expected to have a Material Adverse Effect; and the Bank has no direct or indirect subsidiary corporations, other than the Subsidiary;

                           (v) to such  counsel's  Actual  Knowledge each of the
                  Company,  the  Bank  and  the  Subsidiary  have  obtained  all licenses, permits and other governmental authorizations required for the conduct of their businesses as described in the Prospectus, except where the failure to obtain such licenses, permits or governmental authorizations would not reasonably be expected to have a Material Adverse Effect; to such counsel's Actual Knowledge, all of the leases and subleases material to the business of the Company, the Bank or the Subsidiary under which the Company, the Bank or the Subsidiary holds properties are in full force and effect;

                           (vi) the Plan has been duly  adopted by the Boards of
                  Directors of the Bank and the Company and approved by the members of the Bank; the Plan complies in all material respects with, and to such counsel's Actual Knowledge, the Conversion has been effected by the Company and the Bank in all material respects in accordance with, the HOLA, or the Office Regulations and applicable Office approvals issued thereunder; to such counsel's Actual Knowledge, all of the terms, conditions, requirements and provisions with respect to the filing or submission of the Registration Statement, the Conversion Application and the Holding Company Application by the Company or the Bank, have been complied with by the Company and the Bank in all material respects except for reports and items required to be filed or submitted after the Closing Date; and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Office in approving the Plan;

                           (vii) the Company has authorized  Common Stock as set
                  forth in the Registration Statement and the Prospectus, and the description thereof in the Registration Statement and the Prospectus is accurate and complete in all material respects;

                           (viii) upon the effectiveness of the Bank's Stock Charter and Bylaws in accordance with the OTS Regulations and the completion of the sale by the Company of the Shares as contemplated by the Prospectus and Plan, (a) the Bank will be converted pursuant to the Plan to a Federal capital stock savings bank, with full power and authority to own its property and conduct its business as described in the Prospectus, and (b) all of the outstanding capital stock of the Bank will be owned of record and, to such counsel's Actual Knowledge, beneficially by the Company free

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                  and  clear  of  all  material liens, charges, encumbrances and restrictions created by the Company;

                           (ix) the  issuance  and sale of the Shares  have been
                  duly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of consideration and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of statutory preemptive rights, and purchasers of such shares from the Company, upon issuance thereof against payment therefor, will acquire such shares to such counsel's Actual Knowledge free and clear of all material claims, encumbrances, security interests and liens created by the Company;

                           (x) the certificates for the Shares comply in all material respects with the applicable law of the jurisdiction in which the Company is incorporated;

                           (xi) the  issuance  and sale of the capital  stock of
                  the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the Office, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and, except as disclosed in the Prospectus, free of preemptive rights; the Company upon issuance thereof against payment to the Bank of a portion of the net proceeds from the sale of the Shares, will acquire such shares which, to such counsel's Actual Knowledge, are free and clear of all material claims, encumbrances, security interests and liens;

                           (xii) subject to the  satisfaction  of the conditions
                  to the Office approval of the Conversion Application and the Holding Company Application, no further approval, authorization, consent or other order of any regulatory agency is required of the Company and the Bank in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the Conversion, except with respect to the issuance of the Bank's Stock Charter by the OTS, and except as may be required under the blue sky securities laws of various jurisdictions and the regulations of the NASD (as to which no opinion need be rendered in such letter);

                           (xiii) the execution  and delivery of this  Agreement
                  and the consummation of the Conversion have been duly authorized by all necessary corporate action on the part of each of the Company and the Bank, and this Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance

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                  with its terms  except as the  enforceability  thereof  may be
                  limited   by   (i)   bankruptcy,    insolvency,    moratorium,
                  reorganization, receivership, conservatorship or other similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository banks whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are
                  insured  by  the  FDIC;   (ii)  general   equity   principles,
                  regardless of whether such enforceability is considered in a proceeding in equity or at law, or (iii) laws relating to the safety and soundness of insured depository banks and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or applicable law, including but not limited to,
                  Section 23A;

                           (xiv) the Bank is not subject to any  directive  from
                  the Office to make any change in the method of conducting its business and there are no legal or governmental proceedings pending or, to such counsel's Actual Knowledge, threatened against or involving the assets of the Company or the Bank, which violation or proceedings would reasonably be expected to have a Material Adverse Effect (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                           (xv) the statements in the Prospectus under the captions "Regulation," "Taxation" "Dividend Policy," "Restrictions on Acquisition of Reserve Bancorp, Inc.", "Historical and Pro Forma Capital Compliance" and "Description of Capital Stock," insofar as they are, or refer to, statements of federal law or Pennsylvania law or legal conclusions (excluding financial or statistical data or stock valuation information included therein, as to which an opinion need not be expressed), have been prepared or reviewed by such counsel and are accurate in all material respects;

                           (xvi) the Conversion Application has been approved by
                  the Office, and the Holding Company Application has been approved by the Office and the Prospectus and the Proxy Statement have been authorized for use by the Office; the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; and no proceedings are pending by or before the Commission or the Office seeking to revoke or rescind the orders declaring the Registration Statement or any post-effective amendment thereto effective or approving the Conversion Application or the Holding Company Application and, to such counsel's Actual Knowledge, no such proceedings are contemplated or threatened (provided that for this purpose such counsel need not regard any litigation or governmental proceeding

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                  to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to such counsel, a present intention to initiate such litigation or proceeding);

                           (xvii) the execution  and delivery of this  Agreement
                  and the consummation of the Conversion by the Company and the Bank do not (i) violate or conflict with the charter or articles of incorporation or bylaws of the Company, the Bank (in either mutual or stock form) or the Subsidiary or (ii) violate Pennsylvania statutes or regulations, the HOLA or the Office Regulations or, to such counsel's Actual Knowledge, any law or administrative regulation or any court order, writ, injunction or decree to which the Company and the Bank is a party (subject to the satisfaction of certain post-closing conditions imposed by the Office in connection with its approval of the Conversion Application and the Holding Company Application);

                           (xviii) the execution and delivery of this  Agreement
                  and the consummation of the Conversion by the Company and the Bank do not, to such counsel's Actual Knowledge, constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, lease, debenture, note, instrument or obligation to which the Company, the Bank or the Subsidiary is a party (other than the required establishment of the liquidation account pursuant to the Plan) which in any such event would reasonably be expected to result in a Material Adverse Effect;

                           (xix) to such counsel's Actual  Knowledge,  there has
                  been no violation of any provision of the Company's, the Bank's or the Subsidiary's articles of incorporation or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) by the Company, the Bank or the Subsidiary under any agreement, contract, indenture, lease, bond, debenture, note, instrument or obligation to which the Company, the Bank or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound, or violation of any license, permit, law, administrative regulation or order, court order, injunction or decree which violation, breach or default would reasonably be expected to have a Material Adverse Effect;

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                           (xx) the Conversion Application,  the Holding Company
                  Application,  the Registration  Statement,  the Prospectus and
                  the  Proxy   Statement,   in  each  case,   as   amended   and
                  supplemented, comply as to form in all material respects with the requirements of the Securities Act, Pennsylvania statutes (including the HOLA, the Securities Act Regulations and the
                  Office  Regulations,   as  the  case  may  be  (except  as  to
                  information provided in writing by McDonald with respect to McDonald included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information included therein, as to which no opinion need be rendered); to such counsel's Actual Knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed; and the descriptions in the Conversion Application and the Registration Statement of the documents filed as exhibits to the Registration Statement and the Conversion Application are accurate in all material respects.

                  In rendering such opinions, such counsel may rely as to certain matters of fact on certificates of executive officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Bank. As used in such counsel's opinion, the phrase "Actual Knowledge" shall mean the conscious awareness of facts or other information by _______________________________________________ who are all the lawyers employed by such counsel who have had active involvement in representing the Company or the Bank, and except to the extent stated in such opinion, such counsel will not be deemed to have undertaken any independent investigation or inquiry to determine the existence or absence of any facts. For purposes of such opinion, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Bank, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinion may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinion. In rendering such opinion, such counsel need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed thereafter by legislative or regulatory action, judicial decision or otherwise.

                  (b) At the Closing Date, McDonald shall receive the letter of Malizia Spidi & Fisch, PC special counsel for the Company and the Bank, dated the Closing Date, addressed to McDonald, in form and substance reasonably satisfactory to counsel for McDonald and to the effect that nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended or supplemented (except as to information in respect of McDonald contained therein and except as to

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                  the  financial  statements,  notes  to  financial  statements, financial tables and other financial and statistical data and appraisal information contained therein, as to which such counsel need express no view), at the time it became effective and at the time any post-effective amendment thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented (except as to information in respect of McDonald contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data and appraisal information contained therein as to which such counsel need express no view), as of its date, at the time the Prospectus was filed with the Commission under Rule 424(b) of the Securities Act regulations and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement or the Prospectus and that it does not assume any responsibility for the accuracy or completeness thereof.)

                  (c) Counsel for McDonald shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by McDonald, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

                  (d) Prior to and at the Closing Date, in the reasonable opinion of McDonald, (i) there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company , the Bank and the Subsidiary, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the Company, the Bank or the Subsidiary after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the Bank and the Subsidiary, taken as a whole; (iii) none of the Company, the Bank nor the Subsidiary shall have received from the Office,

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                  or  Commission  any  directive  (oral or  written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the Bank and the Subsidiary, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, the Bank or the Subsidiary or affecting
                  any  of  their  respective  assets,   wherein  an  unfavorable
                  decision,  ruling or finding  could  have a  Material  Adverse
                  Effect; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as McDonald and the Company shall have agreed upon.

                  (e) On the Closing Date, McDonald shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus, and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, the Bank or the Subsidiary; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, or results of operations of the Company, the Bank or the Subsidiary, and the conditions set forth in clauses (i) through (v) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the Office to suspend the Offerings or the effectiveness of the Prospectus, and no action for such purposes has been instituted or, to the best knowledge of such officers, threatened by the Commission or the Office; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final action of the Office approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

                  (f) At the Closing Date,  McDonald shall receive,  among other documents, (i) copies of the letters from the Office authorizing the use of the Prospectus and the Proxy Statement,
                  (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) a copy of the certificate from the Office evidencing the corporate existence of the Bank; (iv) a copy of the certificate from the FDIC evidencing the insured status of the Bank, (v) a copy of the letter from the

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                  appropriate state authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company and the Subsidiary (vi) a copy of the charter, certificate of incorporation or articles of incorporation of the Company, Bank and Subsidiary each certified by the appropriate state governmental authority; (vii) a copy of the letter from the Office approving the Bank's Stock Charter;
                  (viii) and evidence of payment of all taxes, including any franchise taxes by each of the Company, Bank and Subsidiary.

                  (g) As soon as available after the Closing Date, McDonald shall receive a certified copy of the Bank's Stock Charter as executed by the appropriate governmental authority.

                  (h) Concurrently with the execution of this Agreement, McDonald acknowledges receipt of a letter from Stokes & Hinds, LLC, independent certified public accountant, addressed to McDonald and the Company, in substance and form reasonably satisfactory to counsel for McDonald, with respect to the financial statements of the Bank and certain financial information contained in the Prospectus.

                  (i) At the Closing Date, McDonald shall receive a letter from Stokes & Hinds, LLC, independent certified public accountant, dated the Closing Date and addressed to McDonald and the Company, in form and substance reasonably satisfactory to counsel for McDonald, confirming the statements made by such accountants in the letter delivered by them pursuant to the preceding subsection and dated as of a specified date not more than five (5) days prior to the Closing Date.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of McDonald and its counsel, satisfactory to McDonald and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for McDonald's reliance and delivered to McDonald or to counsel for McDonald shall be deemed a representation and warranty by the Company and the Bank to McDonald as to the statements made therein. If any condition to McDonald's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, McDonald may terminate this Agreement or, if McDonald so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If McDonald terminates this Agreement as aforesaid, the Company and the Bank shall reimburse McDonald for its expenses as provided in Section 3 hereof.

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         8.       Indemnification.

                  (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless McDonald, its officers, directors and employees and each person, if any, who controls McDonald within the meaning of Section 15 of the Securities Act or
                  Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Conversion Application) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company or the Bank or based upon written information furnished by or on behalf of the Company or the Bank, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the Office or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Bank with respect to McDonald by or on behalf of McDonald expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto or in any Application, as the case may be, (B) any written or unwritten statement made to a purchaser of the Shares by any director, officer or employee of the Company or the Bank, or (C) the inaccuracy of any representation or warranty set forth in
                  Section 2(a) above or the breach of any covenant or agreement of the Company or the Bank set forth herein or (D) the participation by McDonald in the Conversion and the Offering, provided however, that this indemnification agreement will not apply to any loss, liability, claim, damage or expense found in a final judgement by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any other party who may otherwise be entitled to indemnification pursuant to this Section (8) (a); and, provided further, however, that this indemnification will not apply to any suit action or proceeding instituted by the Company or the Bank against McDonald, its officers, directors and each person who controls McDonald within the meaning of
                  Section 15 of the Securities Act or Section 20(a) of the Exchange Act to enforce the terms of this Agreement; and provided further, that such indemnification shall be to the extent not prohibited by the

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                  Commission, the Office, the FDIC and the Board of Governors of
                  the Federal Reserve System.

                  (b) The Company shall indemnify and hold McDonald harmless for any liability whatsoever arising out of (i) any instructions given to McDonald as set forth in Section 5(o) above or (ii) any records of account holders, depositors, borrowers, and other members of the Bank delivered to McDonald by the Bank or its agents for use during the Conversion, provided, however, that this indemnification shall not apply to any loss, liability, claim, damage or expense found in a final judgment of a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of McDonald.

                  (c) McDonald agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Bank to McDonald, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Bank with respect to McDonald by or on behalf of McDonald expressly for use in the Prospectus or any amendment or supplement thereof or in any Application or (B) the inaccuracy of any representation or warranty set forth in
                  Section 2(b) above or the breach of any covenant or agreement of McDonald set forth herein.

                  (d) Promptly after receipt by an indemnified  party under this
                  Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
                  Section 8 for any legal or other expenses subsequently

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 29


                  incurred  by such  indemnified  party in  connection  with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel reasonably acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that there are substantive or procedural issues which raise conflicts of interest between the indemnified party and indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

         9.   Contribution.   In  order  to  provide  for  just  and   equitable
contribution in circumstances in which the indemnity  agreement  provided for in
Section 8 above is for any reason held to be unavailable to McDonald, the Company and/or the Bank other than in accordance with its terms, the Company and the Bank or McDonald shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Bank or McDonald(i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and McDonald on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and McDonald on the other hand in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and McDonald on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Bank bear to the total fees received by McDonald under this Agreement. The relative fault of the Company or the Bank on the one hand and McDonald on the other shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by McDonald and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 30


                  The Company and the Bank and McDonald agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, McDonald shall not be required to contribute any amount in excess of the amount by which fees owed McDonald pursuant to this Agreement exceed the amount of any damages which McDonald has otherwise been required to pay by reason of such untrue or alleged untrue statement, act, omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Bank and McDonald and the representations and warranties of the Company and the Bank and of McDonald set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of McDonald or the Company or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of McDonald, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11. Termination. The parties may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

                  (a) McDonald may terminate this Agreement if any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in McDonald's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, financial condition or business of the Company, the Bank and the Subsidiary, taken as a whole, or if the Company, the Bank and the Subsidiary, taken

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 31


                  as a whole, shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured.

                  (b) McDonald may terminate this Agreement in the event of a material breach of this Agreement by the Company or the Bank at any time after this Agreement becomes effective if such breach is not cured within five (5) days after McDonald delivers written notice thereof to the Company and the Bank, and the Company and the Bank may terminate this Agreement in the event of a material breach of this Agreement by McDonald at any time after this Agreement becomes effective if such breach is not cured within five (5) days after the Company or the Bank delivers written notice thereof to McDonald.

                  (c) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3, 6, 8, and 9 of this Agreement.

                  (d) The Company and the Bank, and McDonald, may terminate this Agreement by mutual written agreement.

                  (e) If this Agreement is terminated by McDonald for any of the reasons set forth in subsections (a) or (b) above, and to fulfill their obligations, if any, pursuant to Sections 3, 6, 8 and 9 of this Agreement and upon demand, the Company and the Bank shall pay McDonald the full amount so owing thereunder.

                  (f) If  this  Agreement  is  terminated  as  provided  in this
                  Section 11, the party terminating this Agreement shall notify any non-terminating party promptly by telephone or telegram, confirmed by letter.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to McDonald shall be mailed, delivered or telegraphed and confirmed to Trident Securities, a Division of McDonald Investments Inc., The Pinnacle, Suite 650, 3455 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Charles E. Sloane (with a copy to Muldoon Murphy & Faucette, LLP, 5101 Wisconsin Avenue NW, Washington, DC 20016, Attention Lori M. Beresford, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to Mt Troy Savings Bank, FSB 2000 Mt. Troy Road, Pittsburgh, Pennsylvania 15212, Attention: Richard A. Sinewe, President (with a copy to Malizia

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 32


Spidi & Fisch, PC, 1100 New York Avenue, NW, Suite 340 West, Washington, DC, 20005 (Attention: Samuel J. Malizia, Esquire).

         13. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of McDonald when the same shall have been given by the undersigned or any other officer of McDonald. McDonald shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, McDonald, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. Unless preempted by federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of Pennsylvania.

         15.   Counterparts.   This   Agreement  may  be  executed  in  separate
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         16. Amendment. This Agreement may be amended at any time only by a writing signed by all parties hereto.

Trident Securities, A Division
   of McDonald Investments, Inc.
_________________, 2002
Page 33


         Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

                                      RESERVE BANCORP, INC

                                      By:
                                           -------------------------------------
                                           Richard A. Sinewe
                                           President and Chief Executive Officer


                                      Mt. TROY SAVINGS BANK, FSB

                                      By:
                                           -------------------------------------
                                           Richard A. Sinewe
                                           President and Chief Executive Officer





Agreed to and accepted as of
the date first written above:

TRIDENT SECURITIES, a Division of McDonald Investments Inc.


By:
    -------------------------------------------